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                                                                    Exhibit 11.1
WESTERN GAS RESOURCES, INC.
COMPUTATION OF PER SHARE EARNINGS
DECEMBER 31, 2000

                                                                             Weighted
                                                                              Average
                                                                             Shares Of                        Earnings
                                                                              Common                          Per Share
                                                                               Stock             Net          Of Common
                                                                            Outstanding        Income           Stock
                                                                            -----------     -------------     ---------
Net income...........................................................                       $  56,108,000

Weighted average shares of common stock outstanding..................       32,240,755

Less preferred stock dividends:

    $2.28 cumulative preferred stock.................................                          (3,171,000)
    $2.625 cumulative convertible preferred stock....................                          (7,245,000)
                                                                            ----------      -------------

                                                                            32,240,755      $  45,692,000
                                                                            ==========      =============

Basic earnings per share of common stock.............................                                         $      1.42
                                                                                                              ===========

(Assume no conversion of anti-dilutive convertible preferred stock)

Assume exercise of common stock equivalents:

    Weighted average shares of common stock outstanding..............       32,834,641

    (Anti-dilutive common stock equivalents are not used in this calculation)

                                                                            32,834,641      $  45,692,000
                                                                            ==========      =============

Fully diluted earnings per share of common stock.....................                                         $      1.39
                                                                                                              ===========